Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the use in Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of Primal Solutions, Inc. (SEC Registration No. 333-133709) of our report dated April 15, 2008, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading “Experts” in the Prospectus.

HASKELL & WHITE LLP

Irvine, California
April 15, 2008